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                                            Rule 424(b)(2)
                                            File Numbers: 333-2297 and 33-54049


Pricing Supplement Number: 144                         Dated: August 14, 1996

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                           CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                  21869EGB5

Principal Amount:                       49,000,000.00

Settlement Date:                        08/18/97

Base Rate:                              LIBOR (TELERATE PG 3750)

Index Maturity:                         3 MONTH

Initial Interest Rate:                  5.74219% (5.74219% TELERATE PG 3750
                                        8/14/97)

Spread or Spread Multiplier,
 if applicable:                         0.00 BPS.

Interest Rate Rest Dates:               QUARTERLY ON THE 3RD WEDNESDAY OF NOV.,
                                        FEB., MAY AND AUG.

Interest Payment Dates:                 QUARTERLY ON THE 3RD WEDNESDAY OF
                                        NOV., FEB., MAY AND AUG.

First Coupon:                           11/19/97

Day Count:                              ACTUAL/360

Stated Maturity Date:                   08/18/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage,
 if any:

Initial Redemption Reduction,
 if any:

Optional Repayment Dates, if any: